Exhibit 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER
UNDER 18 U.S.C. § 1350
     I, G. Bradley Cole, the chief financial officer of Genomic Health, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,
     (i) the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2008 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2008	/s/ G. Bradley Cole G. Bradley Cole
Chief Financial Officer